DATED 17th May 2000
                               -------------------



                           Biorex Laboratories Limited


                                      -and-


                           Glycyx Pharmaceuticals, Ltd






                                    AGREEMENT





THE INFORMATION HEREIN MARKED BY [*] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SEC.

                                    CONTENTS
                                    --------


                                                                                                           PAGE
                                                                                                           ----

1.    DEFINITIONS............................................................................................2
2.    REPRESENTATIONS AND WARRANTIES.........................................................................6
3.    GRANT AND ASSIGNMENT...................................................................................7
4.    SURVIVAL OF ORIGINAL AGREEMENT.........................................................................9
5.    PAYMENTS TO BIOREX....................................................................................11
6.    CONFIDENTIALITY.......................................................................................17
7.    INDEMNITY.............................................................................................19
8.    FORCE MAJEURE.........................................................................................21
9.    ASSIGNMENT............................................................................................21
10.   MISCELLANEOUS.........................................................................................21
SCHEDULE 1...................................................................................PATENT ASSIGNMENT
SCHEDULE 2...............................................................................TRADE MARK ASSIGNMENT

This Agreement is made the 17th day of May 2000

B E T W E E N:

(1) Biorex Laboratories Limited a company incorporated in England and Wales having its registered office at 2 Crossfield Chambers, Gladbeck Way, Enfield, Middlesex, EN2 7HT, England ("Biorex"); and

(2) Glycyx Pharmaceuticals, Ltd. a company incorporated in Bermuda having its registered office at Milner House, 18 Parliament Street, Hamilton, HM12 Bermuda ("Glycyx").

W H E R E A S:

A. By an agreement dated 17th September 1992 between Biorex and Glycyx (the "Original Agreement"), Biorex granted to Glycyx an exclusive licence to make, have made, use and sell and have sold certain products throughout the entire world excluding the United States of America, Japan, Korea and Taiwan.

B. Shire Pharmaceuticals Group plc ("Shire") wishes to acquire a fully paid up right to manufacture, market and sell products licensed to Glycyx under the Original Agreement in certain European countries as specified in this Agreement (the "Shire Territory").

C. Accordingly, Glycyx and Biorex wish to amend the Original Agreement to remove the Shire Territory from the scope of the Original Agreement and to enter into this Agreement in respect of the Shire Territory.

D. Under this Agreement, in return for a share of the consideration to be paid by Shire to Glycyx, Biorex is willing to agree to:-

         (i) assign to Shire its relevant patents and supplementary protection certificate subsisting in the Shire Territory;

         (ii) assign to Shire relevant national trade marks subsisting in the Shire Territory;

         (iii) assign to Shire relevant Community Trade Marks subject to a licence back in respect of the European Union countries outside the Shire Territory, to enable Biorex to sublicence the same to Glycyx; and

         (iv) license to Glycyx certain know-how in the Shire Territory to enable Glycyx to sub-license the same to Shire.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.       DEFINITIONS


         For the purposes of this Agreement, the terms defined in this Clause shall have the meanings specified below:

1.1 "Affiliate" means any corporation or other entity which controls, is controlled by, or is under common control with, a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.

1.2 "Approval" means the grant by the relevant regulatory authority of a marketing authorisation permitting the commercial marketing of a Product in a country in the Shire Territory and the approval by the applicable regulatory authority of such country of the Product for reimbursement under its national health and welfare system and pricing.

1.3 "Assignment" means each of the assignment of the Patents in the form contained in Schedule 1 and the assignment of the Trade Marks and the Community Trade Marks in the form contained in Schedule 2 and "Assignments" means both such assignments.

1.4 "Astra" means AstraZeneca AB (previously known as Astra AB) a company incorporated under the laws of Sweden (company registration number 556011-7482) and whose principal place of business is at SE-151 85 Sodertalje, Sweden.

1.5 "Balsalazide" means 5-[4(2-Carboxyethylcarbamoyl)-phenylazo]- salicylic acid disodium salt dihydrate or other salts and any prodrugs, analogs and isomers thereof.

1.6      "Biorex Initial Fees" shall be as defined in Clause 5.2.1.

1.7      "Biorex Transfer Fees" shall be as defined in Clause 5.2.2.

1.8 "Community Trade Marks" means the community trade mark "Colazide" registered number 267930 and the community trade mark "Colazid" registered number 000501759 both registered in the name of Biorex.

1.9      "Consideration Shares" shall be as defined in Clause 5.2.3.

1.10     "Cost of Goods Payments" shall be as defined in Clause 5.6.

1.11 "Effective Date" means the date of receipt by Glycyx' Solicitors of the Initial License Fees from Shire.

1.12 "Glycyx' Solicitors" means Covington & Burling, Registered Foreign Lawyers and Solicitors - London of Leconfield House, Curzon Street, London, W1Y 8AS.

1.13     "Initial License Fees" shall be as defined in Clause 5.2.1.

1.14 "Manufacturing Technology" means all methods, processes, designs, data, procedures and other information owned by or licensed to Biorex or its Affiliates during the term of this Agreement that are reasonably required for pilot production or commercial manufacturing of Products, including, without limitation, final quality assurance-quality control procedures, manufacturing procedures (including conditions, times, temperatures, pressures and rates), product and raw material specifications, and other technology related thereto, including all patent and other intellectual property rights thereto.

1.15 "MCA" means Medicines Control Agency, the UK Regulatory Authority established under Section 6, Medicines Act 1968.
1.16     "Milestone Sums" shall be as defined in Clause 5.3.1.

1.17 "National Trade Marks" means the trade mark "Colazide" and other marks used in connection with the Product in the Shire Territory and registered in the name of Biorex as trade marks within the Shire Territory as listed in schedule 1 to the Assignment contained in
         Schedule 2 of this Agreement, excluding the Community Trade Marks.

1.18 "Original Agreement" means the agreement dated 17 September 1992 between Biorex and Glycyx as subsequently amended by the written agreement of both parties prior to the date of this Agreement.

1.19 "Patents" means the patents listed in the Schedule to the Patent Assignment contained in Schedule 1.

1.20 "Products" means products incorporating Balsalazide, whether or not such products are covered by the Patents, or any other material whose manufacture, use or sale by an unlicensed Third Party would constitute an infringement of any Valid Claim.

1.21     "Proprietary Information" shall have the meaning given to it in Clause
         6.1.

1.22 "Retained European Territory" means all member states for the time being of the European Union excluding the Shire Territory.

1.23     "Retained Milestone Sums" shall be as defined in Clause 5.3.1

1.24 "RetainedSums" means the sum of (pound)[*] retained by Glycyx from sums received from Shire under the terms of Clause 5.4.

1.25 "Shire" means Shire Pharmaceuticals Group plc, a company incorporated in England having its registered office at East Anton, Andover, Hampshire, SP10 5RG, England.

1.26 "Shire Agreement" means the agreement of even date herewith between Glycyx and Shire for the grant by Glycyx to Shire of certain rights in respect of the Products in the Shire Territory as such agreement may be amended or replaced by the parties thereto from time to time.

1.27 "Shire Territory" means Austria, Belgium, Denmark, Finland, France, Germany, Iceland, Republic of Ireland, Luxembourg, Norway, The Netherlands, Switzerland, Sweden and the United Kingdom.

1.28 "Technical Information" means all formulae, raw material and product specifications, designs and procedures, formulation data, processes and methods, pharmacology, toxicology and other preclinical tests results, clinical trials data and results, know-how, trade secrets, inventions and other scientific, medical, technical and marketing data and information, including all patent and other intellectual property rights thereto, which:

         (a) are owned or controlled by, or licensed to, Biorex or its Affiliates during the term of this Agreement, and

         (b) that are reasonably necessary for the development, manufacture, sale or use of Products.

                  Technical Information shall include information and methods relating to the characterisation, synthesis, formulation, stability, manufacture or assay of Balsalazide.

[*] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

1.29 "Third Party" means any entity other than Glycyx or Biorex and their respective Affiliates.

1.30     "Trade Marks" means the National Trade Marks and the Community Trade
         Marks.

1.31 "Transfer Date" means the date on which the MCA approves and registers a transfer from Astra to Shire of the product registration granted in the United Kingdom to Astra numbered 0017/0394.

1.32     "Transfer Fees" shall be as defined in Clause 5.2.2.

1.33 "Valid Claim" means a claim of any issued and unexpired Patent, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

1.34 "Working Day" means any day which is not a Saturday, a Sunday or a bank or public holiday in England, and "Working Days" shall be construed accordingly.

2.       REPRESENTATIONS AND WARRANTIES


2.1      Authorisation

         Biorex represents and warrants that (i) it has the full right and authority to grant the licenses and execute the Assignments provided in this Agreement and to perform its obligations hereunder; (ii) to the best of Biorex's knowledge, Glycyx may exercise the licenses granted to it under this Agreement without conflict with or infringement of any rights or alleged rights of any person or entity; (iii) Biorex has not made, and will not make during the term of this Agreement, any commitment or incur any obligation in conflict with the licenses granted in this Agreement; and (iv) as of the date of this Agreement, Biorex and its Affiliates have no patents or patent applications within the Shire Territory, other than the Patents, related to Balsalazide, or to prodrugs, analogs or isomers thereof, or improvements to any of the foregoing.

2.2      No Other Representations

         Except to the extent provided in this Clause 2, Biorex makes no representations, extends no warranties of any kind, either express or implied, with respect to the use, sale, or other disposition by Glycyx or its sublicensees or other transferees of Products incorporating or made by use of subject matter licensed under this Agreement. THE WARRANTIES EXPRESSLY SET FORTH IN THIS CLAUSE 2 BY EITHER PARTY ARE EXCLUSIVE AND NO OTHER WARRANTY, WRITTEN OR ORAL, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IS EXPRESSED OR IMPLIED.

3.       GRANT AND ASSIGNMENT


3.1      Grant

         Biorex hereby grants to Glycyx for the duration set out in Clause 3.3 (and subject to the Patents assigned to Shire), a fully paid, irrevocable, exclusive right and license (with the full and free right to sublicense) under the Technical Information and the Manufacturing Technology to develop, have developed, make, have made, use, sell and have sold Products within the Shire Territory.

3.2      Assignment

         On the Effective Date Biorex shall, by executing the Assignments, assign to Shire the Patents, the National Trade Marks and the Community Trade Marks subject to a licence back to use and sublicense the Community Trade Marks in the Retained European Territory.

3.3      Term

         3.3.1 This Agreement shall commence on the Effective Date and shall expire on which ever is the later of (i) the date on which the last of the Patents ceases to be in force and (ii) the date on which the last payment due to Biorex under this Agreement has been made by Glycyx.

         3.3.2 For the avoidance of doubt, on expiry of this Agreement (and subject to the Patents assigned to Shire), Glycyx shall have a perpetual, irrevocable, non-exclusive, royalty-free license (with the right to sublicense) under the Technical Information and Manufacturing Technology to make, have made, use, sell and have sold Products in the Shire Territory.

         3.3.3 Neither party shall be entitled to terminate this Agreement and the rights granted hereunder in any circumstances whatsoever. In the event of any breach of the terms of this Agreement by either party the rights of the other party in respect of such breach shall be limited to damages or the equitable remedies of specific performance or injunctive relief and neither party shall be entitled to rescind or terminate this Agreement in any circumstances whatsoever.

3.4      Documentation

         Each Party undertakes to execute (and Glycyx undertakes to procure execution by Shire) of such further documents in connection with the assignment of the Patents, the assignment of the National Trade Marks and the assignment and licence back of the Community Trade Marks or otherwise in connection with the licenses granted herein as may reasonably be required from time to time by the other party and to satisfy any requirements of national patent and trade mark laws to procure the same.

3.5      Shire Agreement

         3.5.1 Glycyx undertakes to use all reasonable commercial efforts to ensure that Shire complies with all of Shire's obligations under or in connection with the Shire Agreement, including but not limited to:-

                  3.5.1.1 using all reasonable commercial endeavours to obtain Approvals in each of France, Germany and the Netherlands, as soon as reasonably practicable; and

                  3.5.1.2 making payment in full of all sums due to Glycyx under the Shire Agreement.

         3.5.2 Glycyx shall within three Working Days of the Effective Date provide to Biorex a true and complete copy of the Shire Agreement as executed by the parties thereto and shall promptly notify Biorex of any changes or additions made to the Shire Agreement thereafter.

4.       SURVIVAL OF ORIGINAL AGREEMENT


4.1      The provisions of the Original Agreement shall be varied as follows:-.

         4.1.1 The definition of Territory at Article 1.23 of the Original Agreement shall be amended and shall read as follows:

                  "Territory" means the entire world, but excluding the following countries: United States (including its territories, possessions and the Commonwealth of Puerto Rico), Japan, Korea, Taiwan, Austria, Belgium, Denmark, Finland, France, Germany, Iceland, Republic of Ireland, Luxembourg, Norway, The Netherlands, Switzerland, Sweden and the United Kingdom. Subject to the terms of the Canada - Mexico Agreement, Canada and Mexico are included in this Agreement.

         4.1.2 The definition of Principal Markets at Article 1.14 of the Original Agreement shall be amended and shall read as follows:

                  "Principal Markets" means South Africa, Australia, New Zealand, Canada, Italy and Spain.

         4.1.3 Exhibit A of the Original Agreement shall be amended to exclude the Patents to read as follows:

                  Patent                             Patent Number
                  -----------------------------------
                  Italy                              1,138,450

         4.1.4 Exhibit C of the Original Agreement shall be amended to exclude the National Trade Marks and the Community Trade Marks.

         4.1.5 The definitions of Community Trade Marks, Retained European Territory and Shire at Clauses 1.8, 1.22 and 1.25 respectively of this Agreement shall be included as new Articles 1.28, 1.29 and 1.30 respectively of the Original Agreement. Articles
                  6.3.1 to 6.3.4 of the Original Agreement shall be amended to read as follows:

                  "6.3.1 Subject to the provisions of this Agreement, Biorex hereby grants to Glycyx the exclusive right and licence to use the Trade Mark in connection with the exploitation of the Products in the Territory and the Community Trade Marks in connection with the exploitation of the Products in the Retained European Territory throughout the term of this Agreement."

                  "6.3.2 Glycyx shall have the right to grant Sublicensees the right to use the Trade Mark in connection with the exploitation of the Products in the Territory and the Community Trade Marks in connection with the exploitation of the Products in the Retained European Territory throughout the term of this Agreement, subject to the provisions of this Agreement."

                  "6.3.3 Subject to the laws of the country concerned, Glycyx shall have an exclusive right to institute and pursue actions to prevent misuse of (i) the Trade Mark throughout the Territory and (ii) the Community Trade Marks throughout the Retained European Territory."

                  "6.3.4 Glycyx's rights under the Community Trade Marks shall be subject to Shire (or Shire's assignees or sublicencees) maintaining the Community Trade Marks"

4.2 For the avoidance of doubt, and subject to Clause 3.5, any liability of Glycyx under the Original Agreement to make any payment to Biorex in respect of any part of the Shire Territory is hereby expressly terminated and waived.

4.3 Subject to Glycyx's obligations set out in Clause 3.5, Biorex and Glycyx hereby further agree that all development and commercialisation obligations of Biorex and Glycyx arising under the Original Agreement are hereby deemed to have been fully satisfied insofar as such obligations relate to the Shire Territory.

4.4 The Original Agreement as amended pursuant to this Clause 4 shall continue in full force and effect.

5.       PAYMENTS TO BIOREX


5.1      Biorex Fees

         In consideration of the grant by Biorex to Glycyx of the rights and licenses under this Agreement and the execution of the Assignments Glycyx shall, in accordance with Clause 5.2 pay to Biorex certain sums in respect of Initial License Fees and Transfer Fees received by Glycyx and shall make further payment (if any) in respect of the Retained Milestone Sums under Clause 5.3 and the Retained Sums under Clause 5.4. Any such payment shall be made through the banking system into such bank account as Biorex shall designate in writing from time to time for the receipt of such payments. Payments made to Biorex shall be made in Pounds Sterling.

5.2      Payment of Biorex Initial Fees and Biorex Transfer Fees

         In accordance with the terms of the Shire Agreement:

         5.2.1 Glycyx' Solicitors shall receive from Shire the sum of (pound)7,828,000 (the "Initial License Fees") on the Effective Date and Glycyx shall, having retained sums in accordance with Clause 5.4 below, and subject to Clause 5.2.3, procure that within one Working Day of receipt by Glycyx' Solicitors of the Initial License Fees there shall be paid to Biorex the sum of (pound)[*] (the "Biorex Initial Fees").

         5.2.2 Glycyx' Solicitors shall receive from Shire the sum of (pound)[*] (the "Transfer Fees") within 5 Working Days of the Transfer Date and Glycyx shall subject to Clause 5.2.3, procure that within 3 Working Days of receipt by Glycyx' Solicitors of the Transfer Fees there shall be paid to Biorex the sum of (pound)[*] (the "Biorex Transfer Fees").

         5.2.3 Glycyx may, at its option, to the extent permitted by law procure the payment of up to (pound)1,600,000 of the Biorex Initial Fees and up to (pound)600,000 of the Biorex Transfer Fees by the allotment of fully paid Ordinary Shares of (pound)0.05p each in the capital of Shire Pharmaceuticals Group plc (the "Consideration Shares") upon terms whereby:

                  5.2.3.1 the Consideration Shares shall be allotted to Biorex within 15 days of the Effective Date in respect of the Biorex Initial Fees and within 15 days of the Transfer Date in respect of the Biorex Transfer Fees; and

                  5.2.3.2 the number of Consideration Shares shall be calculated by reference to the mid-market quotation as derived from the London Stock Exchange daily Official List of Ordinary Shares in Shire Pharmaceuticals Group plc averaged over the period of 5 (five) trading days immediately preceding the Effective Date in respect of the Biorex Initial Fees and the Transfer Date in respect of the Biorex Transfer Fees; and

[*] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

                  5.2.3.3 the Consideration Shares shall rank pari passu in all respects with the other Ordinary Shares in issue in the capital of Shire Pharmaceutical Group plc; and

                  5.2.3.4 the Consideration Shares shall on allotment be admitted to the Official List of the London Stock Exchange and may be traded freely upon allotment.

5.3      Milestone Sums

         5.3.1    In accordance with Clauses 12.1.3, 12.1.4, 12.1.5 and 12.1.6 of the Shire Agreement certain sums are payable by Shire to Glycyx on the occurrence of certain events (the "Milestone Sums"). [******] Biorex further acknowledges that Glycyx is required to retain cash or cash equivalent balances of not less than the maximum liability to effect reimbursement to Shire remaining outstanding from time to time under Clause
                  12.2 of the Shire Agreement (the "Retained Milestone Sums") during the period to whichever is the earlier of the date of payment (if any) of any reimbursement due in respect of the year to 31 December 2005 and 30 April 2006.

         5.3.2 Glycyx shall pay to Biorex [*]% of the balance (if any) of the Milestone Sums remaining after any reimbursement to Shire in accordance with the provisions of the Shire Agreement, within three Working Days of the date upon which Glycyx is no longer required under the Shire Agreement to retain the Retained Milestone Sums.

[*] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

5.4      Retained Sums

         Biorex acknowledges that under the terms of the Shire Agreement, Glycyx has assumed an obligation to pay (up to a maximum of (pound)[*]) the cost of any clinical trial effected in order to obtain Approval of a Product in France, Germany and/or The Netherlands. Glycyx shall retain the sum of (pound)[*] from the Initial License Fees received by it from Shire ("the Retained Sums"). Under the terms of the Shire Agreement Glycyx is required to retain cash or cash equivalent balances of not less than the maximum liability to effect reimbursement remaining outstanding from time to time until the earlier of:

         5.4.1 the reimbursement by Glycyx to Shire of (pound)[*] ([*] pounds Sterling) in total in connection with the conduct of such clinical trial;

         5.4.2 the grant of the first Approval in all of Germany, France and the Netherlands; and

         5.4.3 the notification by Shire to Glycyx that it does not intend carrying out such clinical trial or otherwise that Glycyx is released from any obligation to reimburse Shire in respect of such clinical trial.

         Within three Working Days of the date on which Glycyx is no longer required under the Shire Agreement to retain the Retained Sums, Glycyx shall pay to Biorex [*]% of the balance of the Retained Sums (if any) remaining after payment of the cost of such clinical trial.


[*] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

5.5      Interest

         Glycyx shall keep any and all cash or cash equivalent balances required under the terms of the Shire Agreement to be maintained by Glycyx in relation to the Retained Milestone Sums and the Retained Sums in an account whereby such sums shall earn a commercial rate of interest. On payment to Biorex of any part of the Retained Milestone Sums or Retained Sums Glycyx shall in addition pay to Biorex [*]% of all interest earned on the Retained Milestone Sums and the Retained Sums.

5.6      Cost of Goods Payments

         5.6.1 In the Shire Agreement, Glycyx has undertaken to procure that the cost of goods to Shire in respect of Balsalazide ordered and delivered to Shire in the period from the Effective Date to 31 December 2001 (up to a maximum quantity of [*] ([*]) tonnes)) shall be (pound)[*] per kg (the "Maximum Price") and that in the event that Shire is required to pay in excess of the Maximum Price to suppliers of Balsalazide, Glycyx shall reimburse to Shire the aggregate total excess (the "Cost of Goods Payment").

         5.6.2 In the event that under the Shire Agreement Glycyx is required to make and makes any Cost of Goods Payment to Shire it shall notify Biorex in writing and Biorex shall within 30 days of receipt of any such notification pay to Glycyx [*]% of any such Cost of Goods Payment.

         5.6.3 Glycyx shall in accordance with the terms of the Shire Agreement endeavour to minimise any Cost of Goods Payment that it is required to make to Shire.



[*] CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

5.7      Late Payments

         Any payments that are not paid on or before the date such payments are due under this Agreement shall bear interest at the rate of two per cent above the base lending rate for the time being of Barclays Bank Plc, London calculated on the number of days such payment is delinquent. This Clause 5.7 shall in no way limit any other remedy available to either party.

5.8      Withholding Tax

         5.8.1 All sums due hereunder shall be paid without deduction or withholding in respect of duties, taxes, taxation or charges otherwise of a taxation nature unless the deduction or withholding is required by law. In the event that such deductions or withholdings are required by law, the payer shall:-

                  5.8.1.1 ensure that the deduction or withholding does not exceed the minimum amount legally required;

                  5.8.1.2 account to the relevant taxation or other authorities within the period for payment permitted by the applicable law the full amount of the deduction or withholding; and

                  5.8.1.3 furnish to the payee within the period for payment permitted by the relevant law either an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld or if such receipts are not issued by the taxation authorities concerned a certificate of deduction or equivalent evidence of the relevant deduction or withholding.

         5.8.2 For the purpose of calculating the share of the Retained Sums and the Milestone Sums due to Biorex under this Agreement, Glycyx shall be deemed to have received payment in full from Shire of the Milestone Sums and the Retained Sums under the Shire Agreement without any deduction or withholding by Shire, in respect of duties, taxes or other charges of a taxation nature.

         5.8.3 If Biorex is unable to claim credit or relief from double taxation for any amounts withheld or deducted from any sums due to Biorex under this Agreement, Glycyx shall on receipt of notification by Biorex, pay to Biorex a payment equal to the amount necessary to ensure that Biorex receives such sums as it would have received in the absence of any such deduction or withholding by Glycyx.

         5.8.4 Without prejudice to the provisions of Clause 5.8.1 above, the parties shall co operate and use reasonable commercial efforts to ensure that the amount of any deductions or withholdings required by law are kept to a minimum

5.9 The parties will negotiate in good faith the apportionment of the consideration payable under this Agreement between the assignment of the Patents, the assignment of the National Trade Marks and the Community Trade Marks, and the variation to the licence of the Technical Information and Manufacturing Technology.

6.       CONFIDENTIALITY


6.1      General

         Except as expressly otherwise provided in this Agreement, each party shall hold in confidence and not use or disclose to any Third Party (other than employees, consultants, advisors, sublicensees and Third Parties with whom such party is considering entering into a business relationship who are similarly bound in writing) any product, technical, manufacturing, process, marketing, financial, business or other information, ideas, or know-how of the other party that is identified in writing by the other party as confidential or has, under the provisions of the Original Agreement, been so identified ("Proprietary Information") at the time of its disclosure or within thirty (30) days thereafter provided, however, that Proprietary Information of a party shall not include:

         6.1.1 items which at the time of disclosure are published or otherwise generally available to the public;

         6.1.2 items which, after disclosure to the other party, are published or become generally available to the public through no breach of this Agreement by the other party or the other party's employees or agents; or

         6.1.3 items which the other can document were or are (i) legally in its possession at the time of disclosure, free of any obligation of confidentiality, and not acquired directly or indirectly from such party; or (ii) independently developed.

6.2      Exceptions

         A party may disclose Proprietary Information of the other:

         6.2.1 In connection with, and in such manner as may be required by, law or any relevant regulatory authority, or in compliance with laws or regulations relating to registrations or sale of securities or product approval;

         6.2.2 If such information is also rightfully acquired from a Third Party who, to the best of such party's knowledge and belief, is entitled to rightfully make such disclosure, but only to the extent such party complies with any restrictions imposed by the Third Party;

         6.2.3 To business advisers and any Third Party with whom such Party proposes to enter into a business relationship and to its advisers, investors or potential investors (collectively "Third Party Recipients") Provided That any such disclosure shall be limited only to such Proprietary Information as is absolutely necessary and that the disclosing party shall procure that any Third Party Recipient shall be bound by obligations of confidentiality substantially equivalent to the provisions of this Clause 6.

         6.2.4 After five (5) years from the date such information (other than Manufacturing Technology and Technical Information) is disclosed to it.

6.3      Licensed Information

          Any Proprietary Information of or used by Biorex which is or may be subject to an exclusive licence to Glycyx hereunder, shall not be disclosed by Biorex to any Third Party for use in the Shire Territory.

6.4      Terms of this Agreement

         Glycyx and Biorex agree not to disclose the financial terms or conditions of this Agreement to any Third Party without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld), except as required by applicable law, or to professional advisers, or to persons with whom Biorex or Glycyx has entered into or proposes to enter into a business relationship for the purposes of raising capital to run their business, and then only under conditions of confidentiality.

7.       INDEMNITY


7.1      Glycyx

         Subject to Biorex's compliance with its obligations set forth in Clause
         7.2 below, Glycyx agrees to indemnify and hold Biorex, its Affiliates and their employees and agents harmless from and against any losses, claims, damages, liabilities or actions (including reasonable attorneys' fees and court and other expenses of litigation) (collectively, the "Liabilities") suffered or incurred in connection with Third Party claims for personal injuries or any product recall to the extent caused by: (a) any failure to test for or provide adequate warnings of adverse side effects to the extent such failure arises out of acts or omissions in connection with preclinical or clinical testing carried out in respect of the Product by or on behalf of Shire in the Shire Territory; (b) any manufacturing defect in any Product or other material manufactured by Glycyx, its sublicensees, any subcontractor of Glycyx or its sublicensees or Shire or its sublicensees in the Shire Territory; or (c) any other act or omission (without regard to culpable conduct) of Glycyx, its sublicensees any subcontractor of Glycyx or its sublicensees or Shire or its sublicensees in connection with the activities contemplated under this Agreement in the Shire Territory, except to the extent such Liabilities resulted from negligence, recklessness or intentional misconduct of Biorex.

7.2      Procedure

         In the event that Biorex intends to claim indemnification under this Clause 7 it shall promptly notify Glycyx in writing of any loss, claim, damage, liability or action in respect of which Biorex or any of its Affiliates, employees or agents intend to claim such indemnification, and Glycyx shall have the right to participate in, and, to the extent Glycyx so desires, jointly with any other indemnifying party similarly noticed, to assume the defence thereof with counsel mutually satisfactory to the parties; provided, however, that Biorex shall have the right to retain its own counsel, with the fees and expenses to be paid by Biorex, if representation of Biorex by the counsel retained by Glycyx would be inappropriate due to actual or potential differing interests between Biorex and any other party represented by such counsel in such proceedings. The indemnity agreement in this Clause 7 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of Glycyx, which consent shall not be withheld unreasonably. The failure to deliver written notice to Glycyx within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve Glycyx of any liability to Biorex under this Clause 7, but the omission so to deliver written notice to Glycyx shall not relieve it of any liability that it may have to Biorex otherwise than under this Clause 7. Biorex, its employees and agents, shall cooperate fully with Glycyx and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

8.       FORCE MAJEURE


         Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party or from fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labour disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

9.       ASSIGNMENT

9.1 This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligation hereunder be assigned or transferred, by either party without the written consent of the other party; provided, however that either Biorex or Glycyx may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, if such assets include substantially all of the assets relating to its performance of its respective obligations hereunder, or in the event of its merger or consolidation with another company at any time during the term of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either party of responsibility for the performance of any accrued obligation which such party then has hereunder.

9.2 If Shire assigns the Shire Agreement to any third party, any reference to Shire in this Agreement shall, where appropriate, be deemed to refer to the third party assignee.


10.      MISCELLANEOUS


10.1     Notices

         Any notice required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

         Glycyx Pharmaceuticals Ltd
         Milner House, 18 Parliament Street
         Hamilton HM12 Bermuda
         Attention: President

         Biorex Laboratories, Ltd
         2 Crossfield Chambers
         Gladbeck Way
         Enfield, Middlesex EN2 7HT
         Attention: Managing Director

10.2     Applicable Law

         This Agreement shall be governed by and construed in accordance with the laws of England, without regard to conflicts of laws provisions and the parties hereby submit to the exclusive jurisdiction of the English Courts.

10.3     No Consequential Damages

         EXCEPT AS PROVIDED IN CLAUSE 7, IN NO EVENT SHALL EITHER GLYCYX OR BIOREX OR THEIR AFFILIATES BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFITS, PRODUCTION, USE OR SALES) BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

10.4     Entire Agreement

         This Agreement contains the entire understanding of the parties with respect to the subject matter hereof in respect of the Shire Territory. All express or implied agreements and understandings, either oral or written, heretofore made in relation to any part of the Shire Territory (including without limitation those set out in the Original Agreement to the extent they relate to any part of the Shire Territory,) are expressly excluded. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

10.5     Headings

         The captions to the several Clauses and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Clauses and sections hereof.

10.6     Independent Contractors

         It is expressly agreed that Glycyx and Biorex shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither Glycyx nor Biorex shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written authorisation of the other party to do so.

10.7     Waiver

         The waiver by either party of any right hereunder or of the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

10.8     Further Assurances

         Glycyx shall use commercially reasonable efforts to ensure that each of its sublicensees and sub contractors shall observe and perform all the obligations and restrictions applicable to it under this Agreement.

10.9     Severability

         In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

AGREED by the parties through their duly authorised representatives on the date written at the top of the first page of this Agreement:-




For and on behalf of                      For and on behalf of
Biorex  Laboratories Limited              Glycyx Pharmaceuticals, Ltd



Signed    ..........................      Signed    ..........................

Full Name ..........................      Full Name ..........................

Title     ..........................      Title     ..........................